Exhibit (a)(1)(E)

                                OFFER TO PURCHASE
                           ALL SHARES OF COMMON STOCK
                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                      FRACTIONAL UNITS OF PREFERRED STOCK)

                                       OF

                               DEXTER CORPORATION

                                       AT

                            $45 NET PER SHARE IN CASH

                                       BY

                             ISP ACQUISITION CORP.,
                       AN INDIRECT WHOLLY-OWNED SUBSIDIARY

                                       OF

                      INTERNATIONAL SPECIALTY PRODUCTS INC.

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       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
     YORK CITY TIME, ON MONDAY, JULY 24, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 June 26, 2000

To:  Our Clients

           Enclosed for your consideration are the Offer to Purchase, dated June 26, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by ISP Acquisition Corp., a Delaware corporation ("Purchaser") and indirect wholly-owned subsidiary of International Specialty Products Inc., a Delaware corporation ("ISP"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), including the associated rights to purchase fractional units of Preferred Stock (the "Rights" and, together with the Common Stock, the "Shares") of Dexter Corporation, a Connecticut corporation ("Dexter"), at a purchase price of $45 per Share, net to you in cash, without interest thereon. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

           We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

           Your attention is invited to the following:

           1. The offer price is $45 per Share, net to you in cash, without interest.

           2. The Offer is being made for all outstanding Shares.



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           3. Following the consummation of the Offer, ISP intends to seek to have Dexter consummate a merger or similar business combination with Purchaser or another direct or indirect wholly-owned subsidiary of ISP (the "Merger"). In the Merger, each then outstanding Share (other than Shares held by Purchaser, ISP or any of their respective wholly-owned indirect subsidiaries, treasury shares and shares held by security holders who properly exercise any appraisal rights available to them under the Connecticut Business Corporation Act (the "CBCA")) would, by virtue of the Merger and without any action on the part of the holders of Shares, be converted into the right to receive in cash the per Share price paid in the Offer, payable to the holder thereof, without interest, less any required withholding tax.

           4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Monday, July 24, 2000, unless the Offer is extended.

           5. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, together with the Shares beneficially owned by Purchaser and ISP, constitutes at least two-thirds of the outstanding Shares on a fully diluted basis on the date of purchase of the Shares pursuant to the Offer, (2) the Rights having been redeemed by Dexter's Board or ISP being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the proposed Merger (as defined in the Offer to Purchase), (3) the acquisition of Shares pursuant to the Offer and the proposed Merger having been approved by Dexter's Board for purposes of Sections 33-841 and 33-844 (the "Business Combination Statute") of the Connecticut Business Corporation Act (the "CBCA"), so that Purchaser can consummate the proposed Merger as soon as practicable following consummation of the Offer, or ISP being satisfied, in its sole discretion, that the Business Combination Statute is invalid or otherwise inapplicable to the Offer and the proposed Merger, (4) Dexter not selling or otherwise disposing of any assets of Dexter or its subsidiaries outside the ordinary course of business, including, without limitation, any shares of any subsidiary of Dexter, such as Life Technologies, Inc., and upon the termination of any agreements which Dexter has entered into with respect to the sale or disposition of such assets and, in the sole determination of ISP, that no material termination fees or other liabilities shall have been incurred in connection therewith, (5) Purchaser having available borrowings of $1.775 billion to, among other things, purchase the Shares in the Offer, on the terms set forth in the senior credit facilities commitment letter issued by The Chase Manhattan Bank and Chase Securities Inc. to ISP Opco Holdings Inc., a subsidiary of ISP, and (6) Dexter's Board agreeing to cause a majority of Dexter's Board to be comprised of representatives of ISP immediately following the consummation of the Offer. The Offer is also subject to certain other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

           6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

           The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort to comply with any such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

           If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.



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
                        Instructions with Respect to the
                           Offer to Purchase for Cash
                           All Shares of Common Stock
                  (Including the Associated Rights to Purchase
                      Fractional Units of Preferred Stock)

                                       OF

                               DEXTER CORPORATION

                                       AT

                            $45 NET PER SHARE IN CASH

                                       BY

                             ISP ACQUISITION CORP.,
                       AN INDIRECT WHOLLY-OWNED SUBSIDIARY

                                       OF

                      INTERNATIONAL SPECIALTY PRODUCTS INC.

           The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 26, 2000 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the Offer by ISP Acquisition Corp., a Delaware corporation ("Purchaser") and indirect wholly-owned subsidiary of International Specialty Products Inc., a Delaware corporation ("ISP"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), including the associated rights to purchase fractional units of Preferred Stock (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement (as defined in the Offer to Purchase), of Dexter Corporation, a Connecticut corporation ("Dexter"), at a price of $45 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

           This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Common Shares to Be Tendered*


--------------------

Dated:  _________ __, 2000

                                  -------------------------------------------
                                                 Signature(s)



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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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                                                Print Name(s)


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                                                 Address(es)

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                                        Area Code and Telephone Number

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                                       Tax ID or Social Security Number













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